UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[ X ]       Preliminary Information Statement

[___]       Confidential, for use of the Commission
          only (as permitted by Rule 14c-5(d)(2)

[___]       Definitive Information Statement

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                        CONVERGENCE COMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)
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Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required

[___] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)     Title of each class of securities to which transaction applies:
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         (2)      Aggregate number of securities to which transaction applies:
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         (3)      Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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         (4)      Proposed maximum aggregate value of transaction:
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         (5)      Total fee paid:
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[__]     Fee paid previously with preliminary materials.

[__] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:  Not Applicable
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         (2)      Form, Schedule or Registration Statement No.:  Not Applicable
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         (3)      Filing Party:  Not Applicable
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         (4)      Date Filed:  Not Applicable
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
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                               GENERAL INFORMATION
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         We are a facilities-based provider of high-quality, low-cost integrated communications services through our own metropolitan area networks. We operate in recently deregulated and high growth markets, principally Mexico, the Andean region of South America and Central America.

         This information statement is first being furnished on or about October __, 2000, to our shareholders of record as of the close of business on September 15, 2000 in connection with the amendment of our Amended and Restated Articles of Incorporation. The amendment, which is described in more detail below, will increase the number of shares of our authorized preferred stock.

         Our Board of Directors has approved, and a total of 10 of our shareholders holding 9,544,271 shares of our common stock and 12,667,522 shares of our Series C preferred stock (representing approximately 88.7% of our equity securities on a voting basis) have consented in writing, to the amendment. That approval and consent are sufficient under ss.ss. 78.320 and 78.565 of the Nevada Revised Statutes, our bylaws and our articles to approve the amendment. Accordingly, the amendment will not be submitted to our other shareholders for a vote and this information statement is being furnished to you solely to provide you with information concerning the amendment in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated under that Act, including Regulation 14C.

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US ONE, WITH RESPECT TO THE AMENDMENT. WE ARE SENDING THIS INFORMATION STATEMENT TO YOU ONLY FOR INFORMATIONAL PURPOSES. THE HOLDERS OF A MAJORITY OF THE VOTES OF OUR OUTSTANDING CAPITAL STOCK HAVE ALREADY APPROVED THE AMENDMENT BY WRITTEN CONSENT. A VOTE OF OUR REMAINING SHAREHOLDERS IS NOT NECESSARY.

         For additional information about us, please refer to our Annual Report on Form 10-KSB for the year ended December 31, 1999, and the other periodic filings (including our quarterly reports on Form 10-QSB dated March 31, 2000 and June 30, 2000, our information statement on Schedule 14C dated May 22, 2000, and our periodic reports on Form 8-K dated January 13, 2000, January 21, 2000, May 5, 2000 and July 1, 2000) we have made with the Securities and Exchange Commission, or SEC, which are incorporated herein by this reference. If you would like copies of any of those documents, you can request (by phone or in writing) copies of them by sending your request to our principal office:
Convergence Communications, Inc., 102 West 500 South, Suite 320, Salt Lake City, Utah 84101, telephone (801) 328-5618, Attn: Anthony Sansone, Secretary. We will not charge you for any of the copies. You can also obtain copies of those documents from the electronic filing site maintained by the SEC on the world-wide web (www.sec.gov/archives/edgar), from the SEC's office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 or the various regional SEC offices.

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                                  THE AMENDMENT
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         Our authorized  capital  currently  consists of  100,000,000  shares of common stock, par value $.001 per share, and 15,000,000 shares of preferred stock, par value $.001 per share. Under the terms of our articles and bylaws, our Board of Directors has the authority to divide the shares of our preferred stock into series, to establish and modify the preferences, limitations and relative rights of each share of our preferred stock, and otherwise to impact or modify our capitalization.

         Our Board of Directors has determined that it would be in our best interest to amend Article III, paragraph A of our articles to increase the number of our authorized shares of preferred stock from 15,000,000 shares to 25,000,000 shares. After the amendment, that paragraph will read, in its entirety, as follows:

         A. Authorized Shares. The Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock," and "Preferred Stock." The total number of shares of stock the Corporation is authorized to issue is 125,000,000, divided into 100,000,000 shares of Common Stock, par value $.001 per share, and 25,000,000 shares of Preferred Stock, par value $.001 per share. The preferences, limitations and relative rights of the shares of each class of stock, and the express grant of authority to the Board of Directors to amend these Articles of Incorporation to divide the shares of preferred stock into series, to establish and modify the preferences, limitations and relative rights of each share of preferred stock, and otherwise to impact the capitalization of the Corporation, are set forth below.

         The amendment will be effected by filing an amendment to our articles with the Secretary of State for the State of Nevada. The amendment will become effective when the filing is accepted by the Secretary of State's office. We do not intend to file the amendment with the Secretary of State's office until at least 20 days after we mail this information statement to you.

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                            APPROVAL OF THE AMENDMENT
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         On September 29, 2000, our Board of Directors approved the amendment by unanimous written consent. In approving the amendment, our Board of Directors considered a number of factors, including the fact that we have only a limited
number  of  shares  of  preferred   stock   authorized,   that  we  have  issued
substantially all of those shares, and that we may find it advisable or desirable to issue shares of preferred stock to investors in the future.

         We have also received written consents to the amendment from a total of 10 of our shareholders who own a total of 9,544,271 shares of our common stock and 12,667,522 shares of our Series C preferred stock. Since our common stock and Series C preferred stock generally votes as one class on matters, those shares collectively represent approximately 88.7% of the votes that could be cast at any meeting of our shareholders.

         Under the provisions of the Nevada Revised Statutes and our articles, any action required or permitted to be taken at a meeting of our shareholders may be taken without a meeting if, before or after that action, a written consent to the action is signed by shareholders holding at least a majority of the votes represented by our outstanding equity securities. The Nevada Revised Statutes also provide that, where action is taken by written consent, no shareholder meeting with respect to that action need be called.

         The actions described in this information statement will not afford our shareholders the opportunity to dissent from the actions described herein, or to receive an agreed or judicially determined value for their shares.

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                                TAX CONSEQUENCES
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         The  amendment  of our  articles as is  described  in this  information statement should not result in any taxable gain or loss to us or to you as a shareholder. The tax basis for your shares should also not be affected by the amendment, nor should the holding period for your shares. The federal income tax discussion included in this section is included as general information only. You are urged to consult with your own tax advisor to determine your tax effects, if any, from the amendment.

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                              BENEFICIAL OWNERSHIP
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         The  following  table  sets forth  certain  information  regarding  the beneficial ownership of our outstanding securities as of September 29, 2000 by the following parties:

        o all those persons or entities known by us to be beneficial owners of 5% or more of each class of our outstanding securities, or "5% Shareholders"

        o each director and each of our Chief Executive Officer and the next four highest paid officers, or our Named Executive Officers

        o   all directors and our executive officers as a group

        o parties that do not fall into any of the categories listed above, but which approved the amendment.

The data presented are based on information provided to us by the parties specified above and are being included in this information statement to provide you with information regarding the relative ownership interests of the parties who have consented in writing to the amendment and who hold management positions with us.


               Name of                                                   Number of     Percentage of
           Beneficial Owner                   Class                       Shares         Class(1)
           ----------------                   -----                       ------         ------
TCW/CCI Holding LLC(2)                   Common                               -0-         (*)
     (5% Shareholder)**                  Series C Preferred             4,693,332        34.5%

Telematica EDC, C.A.(3) (5%              Common                               -0-         (*)
     Shareholder) **                     Series C Preferred             4,764,753        35.4%

FondElec Essential Services(4) Growth    Common                         2,729,015        22.9%
     Fund, L.P. (5% Shareholder) **      Series C Preferred               666,666         5.0%

Raquel Emilse Oddone De Ostry (5) (5%    Common                         1,233,806        10.7%
     Shareholder) **                     Series C Preferred               664,455         5.0%

Norberto Priu(6) (5% Shareholder) **     Common                         1,233,806        10.7%
                                         Series C Preferred             1,235,125         9.2%

Jean D'Ambrosio(7) (5% Shareholder) **   Common                           793,554         7.0%
                                         Series C Preferred                   -0-         (*)

International Finance Corporation(8)     Common                               -0-         (*)
     (5% Shareholder)                    Series C Preferred               952,950         7.1%

Glacier Latin-America Ltd.(9)**          Common                               -0-         (*)
                                         Series C Preferred               571,770         4.3%

Lance D'Ambrosio(10)                     Common                         3,605,439        31.7%
     (Chairman of the Board)**           Series C Preferred                   -0-         (*)

Douglas Jacobs(11)                       Common                           200,000         1.7%
     (CEO)                               Series C Preferred                   -0-         (*)

Brian Reynolds(12)                       Common                           183,333         1.6%
     (Pres. and COO)                     Series C Preferred                   -0-         (*)

Jerry Slovinski(13)                      Common                           175,000         1.5%
     (Sr. VP and CFO)                    Series C Preferred                   -0-         (*)

Troy D'Ambrosio(14)                      Common                           638,542         5.6%
     (Sr. VP/Director) **                Series C Preferred                   -0-         (*)

Thomas Burgos(15)                        Common                               -0-         (*)
     (Sr. VP)                            Series C Preferred                   -0-         (*)

Tony Read(16)                            Common                               -0-         (*)
     (CIO and Sr. VP)                    Series C Preferred                   -0-         (*)

Luis de la Fuente(17)                    Common                            34,000         (*)
     (Sr. VP)                            Series C Preferred                   -0-         (*)

Jose Miguel Padron(18)                   Common                            34,000         (*)
     (VP/CEO of Central America)         Series C Preferred                   -0-         (*)

Mario Vasquez(19)                        Common                               -0-         (*)
     (CEO of Mexico)                     Series C Preferred                   -0-         (*)

Maritza Escalona(20)                     Common                               -0-         (*)
     (CEO Venezuela)                     Series C Preferred                   -0-         (*)

Amaury Rivera(21)                        Common                               -0-         (*)
     (VP Marketing)                      Series C Preferred                   -0-         (*)

Anthony Sansone(22)                      Common                           165,555         1.4%
     (Vice President                     Series C Preferred                   -0-         (*)
     Treasurer/Secretary)**

Ron Bouganim(23)                         Common                            66,666         (*)
     (VP Bus. Dev.)                      Series C Preferred                   -0-         (*)

Gaston Acosta-Rua(24)                    Common                             4,000         (*)
     (Director)                          Series C Preferred                   -0-         (*)

Jorge Fucaraccio(25)                     Common                               -0-         (*)
     (Director)                          Series C Preferred                   -0-         (*)

Mario Baeza(26)                          Common                               -0-         (*)
     (Director)                          Series C Preferred                10,000         (*)

Norberto Corredor(27)                    Common                               -0-         (*)
     (Director)                          Series C Preferred                   -0-         (*)

George Sorenson(28)                      Common                            10,724         (*)
     (Director)                          Series C Preferred                   -0-         (*)

Peter Schiller(29)                       Common                               -0-         (*)
     (Director)                          Series C Preferred                   -0-         (*)

Katherine Ostry(30)                      Common                               -0-         (*)
     (Director)                          Series C Preferred                   -0-         (*)

Alfonso Bahamonde(31)                    Common                               -0-         (*)
     (Director)                          Series C Preferred                   -0-         (*)

All directors and officers as a group    Common                         5,117,259        42.1%
     (21 persons)(32)                    Series C Preferred                10,000         (*)
----------------------
*   Less than 1%
**  Indicates  a party  that has  delivered  a written  consent  to the amendment.


1. Based on 11,389,191 outstanding shares of common stock and 13,620,472 outstanding shares of Series C preferred stock. We also have 29,521 shares of Series B preferred stock outstanding, but have not included that stock in this chart. The inclusion of any shares as "beneficially owned" does not constitute an admission of beneficial ownership (which has a broad definition under the securities laws) of these shares. Unless otherwise indicated, each person listed has sole investment and voting power with respect to the shares listed. Also, each person is deemed to beneficially own any shares issuable on exercise of options or warrants held by that person that are currently exercisable or that become exercisable within 60 days after September 29, 2000.

2. Does not include 833,333 shares of common stock that may be acquired under the terms of a warrant issued to the shareholder in October 1999, but which may not be exercised until the occurrence of certain specified corporate events. Does not include 71,421 shares of Series C preferred stock held by certain persons affiliated with TCW/CCI Holding, LLC and its affiliates, over which TCW/CCI Holding, LLC disclaims beneficial ownership. See also footnote 26.

3. Does not include 833,333 shares of common stock that may be acquired under the terms of a warrant issued to the shareholder in October 1999, but which may not be exercised until the occurrence of certain specified corporate events.

4. Includes 508,424 shares of common stock under warrants granted to the shareholder prior to October 1999. Does not include 426,666 shares of common stock that may be acquired under the terms of warrants issued to the shareholder in October 1999, but which may not be exercised until the occurrence of certain specified corporate events.

5. Represents one half of the capital stock beneficially held by Internexus S.A., an Argentine corporation, as of December 31, 1999. Internexus S.A. transferred the beneficial ownership of its capital stock and related interests to Raquel Emilse Oddone De Ostry and Norberto Priu (see footnote 6 below), equally, effective December 31, 1999. Includes 141,322 shares of common stock under warrants granted to the predecessor in interest to the shareholder prior to October 1999. Also includes options to acquire 7,189 shares of common stock which were granted to the shareholder's designees to our Board of Directors under our Director Stock Plan, but which were assigned to the shareholder under the terms of the designees' arrangements with the shareholder. Does not include 296,114 shares of common stock that may be acquired under the terms of warrants issued to the predecessor in interest in October 1999, but which may not be exercised until the occurrence of certain specified corporate events.

6. Represents one half of the capital stock beneficially held by Internexus S.A. as of December 31, 1999. Internexus S.A. has notified us that it transferred the beneficial ownership of its capital stock and related interests to Raquel Emilse Oddone De Ostry and Norberto Priu (see footnote 5 above), equally, effective December 31, 1999. Includes 141,322 shares of common stock under warrants granted to the predecessor in interest to the shareholder prior to October 1999. Also includes options to acquire 7,189 shares of common stock which were granted to the shareholder's designees to our Board of Directors under our Director Stock Plan, but which were assigned to the shareholder under the terms of the designees' arrangements with the shareholder. Does not include 296,114 shares of common stock that may be acquired under the terms of warrants issued to the predecessor in interest in October 1999, but which may not be exercised until the occurrence of certain specified corporate events.

7. Jean D'Ambrosio is the mother of Lance D'Ambrosio and Troy D'Ambrosio. Lance D'Ambrosio and Troy D'Ambrosio disclaim beneficial ownership of the shares held by Jean D'Ambrosio.

8. Does not include 166,666 shares of common stock that may be acquired under the terms of warrants issued to the shareholder in October 1999, but which may not be exercised until the occurrence of certain specified corporate events.

9. Does not include 100,000 shares of common stock that may be acquired under the terms of warrants issued to the shareholder in October 1999, but which may not be exercised until the occurrence of certain specified corporate events.

10. Includes shares held in the name of Mr. D'Ambrosio and held in the name of entities over which Mr. D'Ambrosio has voting and/or beneficial control and for which he does not disclaim beneficial ownership. Does not include the shares of common stock held by Jean D'Ambrosio or Troy D'Ambrosio, over which Lance D'Ambrosio disclaims beneficial ownership.

11. Includes options to acquire 200,000 shares of common stock.

12. Includes options to acquire 183,333 shares of common stock.

13. Includes options to acquire 175,000 shares of common stock.

14. Does not include the shares of common stock held by Jean D'Ambrosio or Lance D'Ambrosio, over which Troy D'Ambrosio disclaims beneficial ownership.

15. Employee has been granted options to acquire shares of our common stock, but none of those options has yet vested.

16. Employee has been granted options to acquire shares of our common stock, but none of those options has yet vested.

17. Includes options to acquire 34,000 shares of common stock.

18. Includes options to acquire 34,000 shares of common stock.

19. Employee has been granted options to acquire shares of our common stock, but none of those options has yet vested.

20. Employee has been granted options to acquire shares of our common stock, but none of those options has yet vested.

21. Employee has been granted options to acquire shares of our common stock, but none of those options has yet vested.

22. Shares shown are held by a limited liability company for which Mr. Sansone acts as the managing member. Mr. Sansone does not disclaim beneficial ownership of such shares. Also includes options to acquire 50,000 shares of common stock.

23. Includes options to acquire 66,666 shares of common stock.

24. Mr. Acosta-Rua is a principal of FondElec and certain of its affiliates. Mr. Acosta-Rua disclaims beneficial interest in the shares held by FondElec and its affiliates. Also includes options to acquire 4,000 shares common stock.

25. Mr. Fucaraccio is an officer of an affiliate of Internexus. Mr. Fucaraccio disclaims beneficial interest in the shares held by Internexus, or its affiliates.

26. Mr. Baeza is a principal of TCW/CCI Holding or its affiliates, and is an officer and sole member of a company that is a member of an entity that controls TCW/CCI Holding. The shares of Series C preferred stock shown for Mr. Baeza reflect his indirect interest in TCW/CCI Holding's stock. Mr. Baeza disclaims beneficial interest in the shares held by TCW/CCI Holding except to the extent of that indirect interest.

27. Mr. Corredor is an officer of Telematica or its affiliates. Mr. Corredor disclaims beneficial interest in the shares held by Telematica except to the extent shown.

28. Mr. Sorenson is a principal of FondElec. Mr. Sorenson disclaims beneficial interest in the shares held by FondElec. Also includes options to acquire 10,378 shares of common stock.

29. Mr. Schiller is an officer of one or more affiliates of Internexus. Mr. Schiller disclaims beneficial interest in the shares held by Internexus and its affiliates.

30. Ms. Ostry is an officer of an affiliate of Telematica. Ms. Ostry disclaims beneficial interest in the shares held by Telematica.

31. Mr. Bahamonde is a principal of an affiliate of TCW/CCI Holding. Mr. Bahamonde disclaims beneficial interest in the shares held by TCW/CCI Holding.

32. Assumes the matters set forth in notes 1 through 32. Includes options to acquire 757,377 shares of common stock.

                                   * * *

                                   By Order of the Directors

                                  /s/Anthony Sansone_
                                  ------------------
                                  Anthony Sansone
                                  Secretary
                                  Dated:  October 3, 2000